UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

AETHLON MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒   No fee required

☐   Fee paid previously with preliminary materials

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

11555 Sorrento Valley Road

Suite 203

San Diego, CA 92121

To Our Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders, or Annual Meeting, on Friday, September 15, 2023 at 8:00 a.m. Pacific Time. We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card to stockholders on or about July 27, 2023. To facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet at https://www.iproxydirect.com/aemd, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting on September 15, 2023 to ensure you are logged in when the Annual Meeting starts.

Since our 2022 Annual Meeting of Stockholders we have continued to advance our development plans for the Hemopurifier for the potential treatment of cancer and removal of viruses and are now also beginning investigation of its use in the organ transplant market. Our ongoing COVID-19 trial in India, for patients in the intensive care unit, or ICU, at Medanta Medicity Hospital, remains open for enrollment, with one patient treated to date. In May 2023, a second clinical site in India, Maulana Azad Medical College, or MAMC, received Ethics Board Approval to participate in the trial and site activation activities are currently underway, as cases of COVID-19 infection that require hospitalization continue to occur in India. The addition of MAMC as a second, high quality clinical site may improve the enrollment of patients who go on to require ICU care for severe infection. In the oncology indication, we continue to work with our contract research organization, North American Science Associates, LLC, to initiate a clinical trial in Australia.

We appreciate your continued interest and support of the Company.

Sincerely,

/s/ Charles J. Fisher, Jr., M.D.

/s/ Edward G. Broenniman

Charles J. Fisher, Jr., M.D., Chief Executive Officer

Edward G. Broenniman, Chairman of the Board

i

AETHLON MEDICAL, INC.

11555 SORRENTO VALLEY ROAD, SUITE 203

SAN DIEGO, CA 92121

(619) 941-0360

July 27, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 15, 2023

To Our Stockholders:

An Annual Meeting of Stockholders, or Annual Meeting, of Aethlon Medical, Inc., or the Company, will be held on Friday, September 15, 2023, at 8:00 a.m., Pacific Time via live webcast at https://www.iproxydirect.com/aemd. To facilitate stockholder participation in the Annual Meeting, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. We recommend that you log in a few minutes before the Annual Meeting on September 15, 2023 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect six persons named in the Proxy Statement that accompanies this notice to serve as directors of our Company (Proposal No. 1);
2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal No. 2);
3.	To approve, pursuant to Nevada Revised Statutes 78.2055, a reverse stock split of our common stock at a ratio in the range of 1-for-8 to 1-for-12, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date as determined by our Board of Directors in its sole discretion (but in no event later than October 5, 2023) (Proposal No. 3); and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 21, 2023 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof. We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card to stockholders on or about July 27, 2023.

We have fully set forth the proposals in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, our Board of Directors recommends a vote “FOR” each of the nominees named in Proposal 1, and a vote “FOR” Proposals 2 and 3.

We cordially invite all stockholders to attend the Annual Meeting via live webcast at https://www.iproxydirect.com/aemd. Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented at the Annual Meeting. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares virtually if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on September 15, 2023:

The proxy materials are available at https://www.iproxydirect.com/aemd.

By Order of our Board of Directors

/s/ James B. Frakes

James B. Frakes, Secretary

ii

AETHLON MEDICAL, INC.

11555 SORRENTO VALLEY ROAD, SUITE 203

SAN DIEGO, CA 92121

(619) 941-0360

__________________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 15, 2023

__________________________

VOTING AND PROXY

We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Aethlon Medical, Inc., or the “Company,” “we,” “us” or “our,” of proxies to be used at the Company’s Annual Meeting of Stockholders to be held on be held on Friday, September 15, 2023, at 8:00 a.m., Pacific Time via live webcast at https://www.iproxydirect.com/aemd, and at any meeting following adjournment thereof, or the Annual Meeting.

We are mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card to stockholders on or about July 27, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 15, 2023: The proxy materials are available at https://www.iproxydirect.com/aemd.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will vote (i) to elect six directors to our Board of Directors (Proposal No. 1), (ii) to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 (Proposal No. 2), and (iii) to approve a reverse stock split, or Reverse Stock Split, of our common stock at a ratio in the range of 1-for-8 to 1-for-12, with such ratio to be determined in the discretion of our Board of Directors and with such Reverse Stock Split to be effected at such time and date as determined by our Board of Directors in its sole discretion (but in no event later than October 5, 2023) (Proposal No. 3).

How do I attend, participate in, and ask questions during the virtual Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any holder of record of shares of our common stock can attend the virtual Annual Meeting live online at https://www.iproxydirect.com/aemd. The meeting will start at 8:00 a.m. Pacific Time, on Friday, September 15, 2023. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need your unique control number, which is included on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” The link to access the Annual Meeting will also be available at www.aethlonmedical.com, under the “Investors” tab. We recommend that you log in a few minutes before 8:00 a.m. Pacific Time, on Friday, September 15, 2023 to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question, you may do so during the Annual Meeting at any time by logging in to https://www.iproxydirect.com/aemd and entering your unique control number. Once past the login screen, there will be an email address displayed on the web portal. You may then submit your question to that email address when appropriate during the meeting.

1

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on July 21, 2023, which is the record date for the Annual Meeting, or Record Date, are entitled to receive notice of and to vote at the Annual Meeting. Each share of our common stock outstanding at the close of business on the Record Date will be entitled to one vote on all matters properly submitted to a vote at the Annual Meeting. As of the Record Date, there were 24,835,321 shares of common stock outstanding. If you were a stockholder of record of common stock on the Record Date, you will be entitled to vote all of the shares of common stock that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Stockholders who own shares registered in different names or at different addresses may receive more than one proxy card. If you receive multiple proxy cards from us and intend to vote your shares by proxy, you must sign each of the proxy cards received to ensure that all of the shares you own are represented at the Annual Meeting.

Why is our Board of Directors soliciting proxies?

As many of our stockholders may be unable to attend the Annual Meeting virtually, our Board of Directors is soliciting the enclosed proxy so that each stockholder is given an opportunity to vote. The proxy enables each stockholder to vote via proxy on all matters that are scheduled to come before the virtual Annual Meeting. When we have timely received a properly executed proxy card, the stockholder’s shares will be voted at the virtual Annual Meeting according to the stockholder’s directions. We urge stockholders to specify their choices by marking the appropriate boxes on the enclosed proxy card.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any stockholder who desires to include a proposal in the Proxy Statement and form of proxy for our next Annual Meeting of Stockholders must deliver the proposal in writing to 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121, Attention: Corporate Secretary, no later than March 29, 2024. Any stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if delivered to our principal executive offices before May 18, 2024 and after June 17, 2024. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.

What constitutes a quorum?

Stockholders representing not less than thirty-three and one-third percent (33 1/3%) of our issued and outstanding common stock as of the Record Date, present at the Annual Meeting by virtual attendance or represented by proxy at the Annual Meeting, constitute a quorum. Votes cast by proxy or online at the virtual Annual Meeting will be tabulated by the Inspector of Elections in conjunction with information received from our transfer agent. The Inspector of Elections also will determine whether or not a quorum is present.

Shares that abstain from voting as to a proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a proposal, or broker non-votes, will be counted for purposes of determining whether a quorum is present at the virtual Annual Meeting but will not be counted towards the vote total for such proposal.

What vote is required to elect the nominees to our Board of Directors?

The affirmative vote of shares representing a majority of a quorum present at the virtual Annual Meeting is required to elect each nominee to our Board of Directors. Abstentions and broker non-votes on this proposal will have the same effect as “Against” votes.

2

What vote is required to ratify the appointment of the independent auditors?

Ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024 will be approved if more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

What vote is required to approve the Reverse Stock Split?

The Reverse Stock Split will be approved if more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-888-693-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Pacific Time on September 14, 2023 to be counted.

•	To vote through the internet prior to the meeting, go to www.cesvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Pacific Time on September 14, 2023 to be counted.

•	You may attend the virtual Annual Meeting; for more information please see “How do I attend, participate in, and ask questions during the virtual Annual Meeting?” above.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Aethlon. To vote prior to the meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

3

How will my shares be voted if I return my proxy card?

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by our Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the Annual Meeting.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your brokerage firm, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The NYSE has informed us that each of Proposals 2 and 3 should be considered a “routine” matter, and accordingly, we believe that without your instructions your broker or nominee may not vote your shares on Proposal 1 but will be permitted to vote your shares on Proposals 2 and 3. However, this remains subject to the final determination from the NYSE regarding which of the proposals are “routine” or “non-routine.”

May I change my vote after I return my proxy card?

Any proxy may be revoked at any time before it is voted at the Annual Meeting by (i) delivering to our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Annual Meeting by virtual attendance and voting online (although attendance at the virtual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121, Attention: Secretary, before the taking of the vote at the Annual Meeting.

Who will bear the costs of this solicitation?

We have retained InvestorCom, a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at a cost of approximately $6,500 plus expenses. The cost of soliciting proxies incurred by us and the proxy solicitation firm, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. In addition, our directors, officers and employees may solicit proxies by mail, telephone, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

Where can I find the proxy materials for the Annual Meeting on the internet?

Stockholders may access the following proxy materials at https://www.iproxydirect.com/aemd: our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K and proxy card.

4

How are proxy materials delivered to households?

We will deliver only one Notice of Annual Meeting of Stockholders, Proxy Statement and annual report to stockholders, as applicable, to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and the annual report to stockholders, as applicable, to a stockholder at a shared address to which a single copy of any such document was delivered upon oral or written request to:

Aethlon Medical, Inc.

Attn: Secretary

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

Telephone No.: (619) 941-0360

A stockholder may notify us at the above address or phone number that such stockholder wishes to receive a separate Notice of Annual Meeting of Stockholders, Proxy Statement or annual report to stockholders, as applicable, in the future. Stockholders sharing an address may direct to us at the above address or phone number requests for delivery of a single copy of the Notice of Annual Meeting of Stockholders, Proxy Statement or annual report to stockholders, as applicable, if they are receiving multiple copies of such documents.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

5

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2023, with respect to the ownership of our common stock, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our capital stock, (ii) each of our directors and director nominees (if any), (iii) each of our named executive officers, and (iv) all of our executive officers and directors as a group. As of such date, we had 24,835,321 shares of our common stock issued and outstanding. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, except where otherwise noted. Unless otherwise indicated, the address for each person listed in the table below is c/o Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, CA 92121.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED (1)	PERCENT OF SHARES BENEFICIALLY OWNED (2)
Greater than 5% Stockholders
None	–	–
Directors and Named Executive Officers
Charles J. Fisher, Jr., M.D., Chief Executive Officer and Director	376,627 (3)	1.5%
Edward G. Broenniman, Chairman and Director	93,476 (4)	*
Chetan S. Shah, M.D., Director	64,804 (5)	*
Angela Rossetti, Director	109,511 (6)	*
Guy F. Cipriani, Senior Vice President, Chief Business Officer and Director	124,334 (7)	*
Steven P. LaRosa, M.D., Chief Medical Officer	106,433 (8)	*
Nicolas Gikakis, Director	– (9)	–
All Current Directors and Executive Officers as a Group (9 members)	1,022,497 (10)	4.0%

____________________

*	Less than 1%

(1) Calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable by a person within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Based on 24,835,321 shares of common stock outstanding as of June 30, 2023.

(3) Consists of (i) 19,569 shares of common stock and (ii) 357,059 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of June 30, 2023.

(4) Consists of (i) 92,660 shares of common stock and (ii) 816 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of June 30, 2023.

(5) Consists of (i) 64,056 shares of common stock and (ii) 748 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of June 30, 2023.

(6) Consists of 109,511 shares of common stock.

(7) Consists of (i) 17,900 shares of common stock and (ii) 106,433 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of June 30, 2023.

(8) Consists of 106,433 shares subject to stock options that are currently exercisable or will be exercisable within 60 days of June 30, 2023.

(9) Mr. Gikakis was appointed to our Board of Directors on July 3, 2023.

(10) Consists of (i) the shares described in Notes (3) through (8) above, (ii) 2,370 shares of common stock held by James B. Frakes, our Chief Financial Officer, Senior Vice President – Finance and Secretary, and (iii) 144,941 shares held by Mr. Frakes subject to stock options that are currently exercisable or will be exercisable within 60 days of June 30, 2023.

6

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The names, ages and positions of our directors and executive officers as of July 15, 2023 are listed below:

NAMES	TITLE OR POSITION(1)	AGE
Charles J. Fisher, Jr.	Chief Executive Officer and Director	77

Edward G. Broenniman	Chairman and Director	87

Angela Rossetti	Director	70

Chetan S. Shah, M.D.	Director	54

Nicolas Gikakis	Director	57

Guy F. Cipriani	Senior Vice President, Chief Business Officer and Director	53

James B. Frakes	Chief Financial Officer, Senior Vice President – Finance and Secretary	66

Steven P. LaRosa, M.D.	Chief Medical Officer	56

Lee D. Arnold, Ph.D.	Chief Scientific Officer	63

(1) Our Board of Directors has determined that Mr. Broenniman, Mr. Gikakis, Ms. Rossetti and Dr. Shah meet the requirements to be determined as “independent directors” for all purposes, including Compensation Committee and Audit Committee purposes, under the Nasdaq Stock Market, or Nasdaq, rules and for federal securities law purposes. Dr. Fisher and Mr. Cipriani are not independent as they also function as executive officers.

Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished to us by each individual noted.

Charles J. Fisher, Jr., M.D., Chief Executive Officer and Director

Dr. Fisher has served as a director of the Company since November 2017. Dr. Fisher served as our Chairman from November 2017 until he was appointed our Chief Executive Officer in October 2020. Previously, Dr. Fisher was Executive Chairman and Chief Executive Officer of Seastar Medical, Inc., a biotechnology company, from 2013 to July 2019. Dr. Fisher also has served as Chief Executive Officer of Margaux Biologics, Inc., a biotechnology company, since 2010. Prior to founding Margaux Biologics, he was Chief Medical Officer and Executive Vice President of Cardiome Pharma Corp. from 2005 to 2010, where he led the team that invented, developed, registered vernakalant, a novel, first in class, multi-ion channel drug for atrial fibrillation, Brinavess. Dr. Fisher served as Head, Section of Critical Care Medicine at The Cleveland Clinic Foundation, and has held Professor, Division Chief and director positions at the University of California at Davis Medical Center, Case Western Reserve University and The Cleveland Clinic Foundation. His research in sepsis, inflammation, host defense and endothelial dysfunction led to his recruitment to Eli Lilly & Co., where he led the Xigris (activated Protein C) Global Product Team and successfully registered the first drug approved for the treatment of sepsis. Previously, he was Vice President for Global Pharmaceutical Development at Abbott Laboratories where, among other accomplishments, he guided the registration of Humira. Additionally, Dr. Fisher is a multi-tour combat veteran, with extensive military experience in Special Operations. He has served as a member of the Defense Science Research Council and on DARPA panels, including one focused on universal host defense. Dr. Fisher received his Bachelor’s degree and Medical Degree from Michigan State University. We believe Dr. Fisher is qualified to serve as our director because of his strong background and experience in the life sciences industry and with public companies.

7

Edward G. Broenniman, Chairman and Director

Mr. Broenniman has served as a director of the Company since March 1999. He has been the managing director of The Piedmont Group, LLC, a venture advisory firm, since 1978. Mr. Broenniman currently serves on the Boards of two privately held firms. He served on the Boards of the nonprofit entities, the Dingman Center for Entrepreneurship’s Board of Advisors at the University of Maryland (1989 to 2020), the National Capital Chapter of Corporate Directors (Founder, Chair from 2003 to 2005 and director from 2001 to 2018) and the Board of the Association for Corporate Growth, National Capital Chapter (Founder, Chair from 2000 to 2018). Mr. Broenniman received his MBA from Stanford Graduate School of Business and his B.A. from Yale University. We believe that Mr. Broenniman is qualified to serve as our director because of his extensive management experience.

Nicolas Gikakis, Director

Mr. Gikakis has served as a director of the Company since July 2023. From 2021 to May 2023, Mr. Gikakis served as the Head of Commercial for WearOptimo Pty Ltd, a private Australian medical device and digital health company. Previously, from 2017 to 2019, Mr. Gikakis was Vice President of Strategy and Corporate Development at Oventus Medical Limited, a private medical device company, during which time he assisted with the commercial expansion of its sleep apnea device. From 2012 to 2021, Mr. Gikakis held various leadership and independent strategic advisor positions in the healthcare industry in sales, marketing, product development, and corporate development and transactions, including for companies working with blood filtration and purification. Mr. Gikakis earned a B.S. in bioengineering from the University of Pennsylvania and holds an MBA from George Mason University, with earlier work in bench and clinical research, and clinical experience at the University of Pennsylvania. We believe that Mr. Gikakis is qualified to serve as our director because of his commercial experience with medical devices involving blood filtration and purification.

Angela Rossetti, Director

Ms. Rossetti has served as a director of the Company since April 2022. As an active consultant since March 2018, her client list has included Kala Pharmaceuticals, Inc. and Celgene Corporation among others. From June 2015 through July 2017, Ms. Rossetti was Vice President of Cell Machines, Inc., an early-stage biopharmaceutical company developing novel protein therapies where she assisted with the commercialization of technology for hemophilia and other diseases. Ms. Rossetti has held a number of positions within pharmaceutical commercial development, marketing, communications and finance, including Vice President of a Global Commercial Medicine Team at Pfizer Inc., from 2007 to 2012 where she led a global smoking cessation campaign. Ms. Rossetti previously served on the board of directors of Palatin Technologies, Inc., a public biopharmaceutical company, from June 2013 to December 2020. Ms. Rossetti currently holds positions as an adjunct Assistant Professor of Medical and Pharmaceutical Ethics at New York Medical College and an Adjunct Associate at Albert Einstein College of Medicine. Ms. Rossetti graduated from a joint program of the Albert Einstein College of Medicine and Benjamin N. Cardozo School of Law with an M.S. in Bioethics, has an M.B.A. from Columbia University Graduate School of Business and a B.A. in Biology and English from the University of Pennsylvania. We believe Ms. Rossetti is qualified to serve as our director because of her extensive experience in the pharmaceutical industry.

Chetan S. Shah, M.D., Director

Dr. Shah has served as a director of the Company since June 2013. Dr. Shah is a board certified Otolaryngologist. He is a partner and Board member of the Surgery Center at Hamilton, as well as Physician Management Systems and Princeton Eye & Ear, which he founded in 2009. Dr. Shah serves on the Board of one other private company. He holds teaching positions and serves on multiple hospital committees in the area and is on the Audiology and Speech Language Pathology Committee for the State of New Jersey. Dr. Shah also was a member of the Board of Medical Examiners for the State of New Jersey. Dr. Shah received his Bachelor’s degree and Medical Degree from Rutgers University and Robert Wood Johnson Medical School. We believe that Dr. Shah is qualified to serve as our director because of his medical background as both a board certified Otolaryngologist and a member of various medical boards and hospital committees in New Jersey.

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Guy F. Cipriani, Senior Vice President, Chief Business Officer and Director

Mr. Cipriani has served as a director of the Company since June 2018 and as our Senior Vice President, Chief Business Officer since January 2021. Prior to joining the Company, Mr. Cipriani was Chief Business Officer at Microbion Corporation, a company focused on the development of a new class of antibiotic therapies for difficult to treat and resistant infections, since July 2017. From July 2012 to July 2017, he served as Vice President of Business Development at Cascadian Therapeutics and prior to that role, Mr. Cipriani served as Vice President of Business Development at Cardiome Pharma Corp., or Cardiome. Prior to Cardiome, Mr. Cipriani served as Senior director of Business Development for TransForm Pharmaceuticals, Inc. Mr. Cipriani began his pharmaceutical industry career at Eli Lilly & Company as a member of their Corporate Business Development team where he completed multiple in-licensing and out-licensing transactions for commercial, clinical and preclinical state assets. Mr. Cipriani holds a B.S.E.E., High Honors from Rochester Institute of Technology and an MBA from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Cipriani is qualified to serve as our director due to his vast experience in business and transactional development and execution in the life sciences industry.

James B. Frakes, Chief Financial Officer and Senior Vice President – Finance

Mr. Frakes has served as our Chief Financial Officer and Senior Vice President, Finance since January 2008. He previously served as the Chief Financial Officer for Left Behind Games Inc., a start-up video game company. Prior to 2006, he served as Chief Financial Officer of NTN Buzztime, Inc., an interactive entertainment company. Mr. Frakes received an MBA from the University of Southern California and a B.A. with Honors from Stanford University.

Steven P. LaRosa, M.D., Chief Medical Officer

Dr. LaRosa has served as our Chief Medical Officer since January 2021 and served as our Chief Scientific Officer from May 2021 until February 2023. Dr. LaRosa has over 20 years of experience as a practicing physician and infectious disease specialist. Prior to joining the Company, Dr. LaRosa served as the Vice President of Clinical Development of Entasis Therapeutics, a spin-out of AstraZeneca focused on pathogen-targeted small molecules to treat serious multidrug-resistant Gram-negative infections from March 2020 to December 2020. Prior to joining Entasis, Dr. LaRosa was an Attending Physician in the Division of Infectious Disease at Beverly Hospital, a member of Beth Israel Lahey Health. Prior to Beverly Hospital from September 2012 to March 2020, he was an Attending Physician in the Division of Infectious Diseases at Rhode Island Hospital. Prior to that, Dr. LaRosa was an Associate Staff Physician in the Department of Infectious Disease at the Cleveland Clinic Foundation. He also served as a Clinical Research Physician for Eli Lilly and Company. Throughout his career, Dr. LaRosa has had several academic appointments. Dr. LaRosa holds his M.D. from Boston University School of Medicine and his B.S. in Biology from Boston College. He completed an Internal Medicine Residency and Chief Residency at the Cleveland Clinic Foundation and Infectious Disease Fellowship at Massachusetts General Hospital. He is Board Certified by the ABIM in Internal Medicine and Infectious Disease.

Lee D. Arnold, Ph.D., Chief Scientific Officer

Dr. Arnold has served as our Chief Scientific Officer since February 2023. Dr. Arnold has 36 years of accomplishments in molecularly targeted drug discovery. Prior to joining the Company, he served as the Chief Scientific Officer and cofounder of Pardes Biosciences, which was founded at the start of the COVID pandemic in April 2020 as a virtual company that discovered and advanced the oral protease inhibitor, pomotrelvir, into clinical trials for SARS-CoV2 in only 17 months. From April 2018 through April 2020, Dr. Arnold was Senior Vice President of Research for Kinnate Biopharma, Inc., a public oncology company, where he was a coinventor of KIN-2787 (RAF), KIN-3248 (FGFR2/3), which are currently in clinical trials. Earlier in his career he served as Chief Scientific Officer and Chief Discovery Officer for Assembly Biosciences, a public biotechnology company from May 2014 through December 2016, and as Vice President and Chief Scientific Officer for Coferon, Inc., a private technology company, from June 2009 to April 2014. In addition, Dr. Arnold has periodically provided consulting services through DiscoverElucidations, LLC since 2007. Dr. Arnold holds his Ph.D. in organic chemistry from University of Alberta and his B.S. from University of Waterloo.

9

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of our Board of Directors are kept informed of our business activities through discussions with our Chief Executive Officer and other executive officers, by reviewing analyses and reports sent to them and by participating in Board and committee meetings. Mr. Broenniman serves as Chairman of our Board and Dr. Fisher as our Chief Executive Officer, and we have not designated a lead independent director. We believe that having the offices of Chairman of our Board and Chief Executive Officer held by two different people is appropriate for a company of our size and stage of development in order to maximize efficiencies of our limited available personnel resources. Nevada law provides that each director holds office after the expiration of his or her term until a successor is elected and qualified, or until the director resigns or is removed, resulting in a term that extends to our next annual meeting of stockholders. Our Board of Directors presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, on which each of Mr. Broenniman, Ms. Rossetti and Dr. Shah serve as independent directors. In addition, Mr. Gikakis serves on the Nominating and Corporate Governance Committee. Mr. Broenniman is Chair of the Audit Committee, Dr. Shah is Chair of the Compensation Committee and Ms. Rossetti is Chair of the Nominating and Corporate Governance Committee.

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our Board of Directors has implemented separate committees for the areas of audit, compensation and nomination of directors, annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors and written expectations of management and directors, among other best practices.

Our Board of Directors has determined that four of our six current directors meet the independence requirements of the Nasdaq Capital Market, on which our common stock is listed. In the judgment of our Board of Directors, Dr. Fisher and Mr. Cipriani do not meet such independence standards. In reaching its conclusions, our Board of Directors considered all relevant facts and circumstances with respect to any direct or indirect relationships between our Company and each of the directors, including those discussed under the caption “Certain Relationships and Related Transactions” below. Our Board of Directors determined that any relationships that exist or existed in the past between our Company and each of the independent directors were immaterial on the basis of the information set forth in the above-referenced sections.

Code of Ethics

In February 2005, our Board of Directors approved a “Code of Business Conduct and Ethics,” or Code, which applies to our principal executive officer, our principal financial officer, our principal accounting officer and persons performing similar tasks. In February 2020, the Board of Directors adopted an amended Code, which is applicable to all of our directors, officers and other employees and which is available on our company website at www.aethlonmedical.com. If we make any substantive amendments to, or grant any waivers from, the Code for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Anti-Hedging Policy and Anti-Pledging Policy

No officer, director, other employee or consultant of the Company may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. In addition, no officer, director, other employee or consultant of the Company may margin, or make any offer to margin, or otherwise pledge as security, any of the Company’s stock, including without limitation, borrowing against such stock, at any time.

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Board of Directors Meetings and Attendance

During the fiscal year ended March 31, 2023, our Board of Directors held two meetings and took action three times by written consent. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during the period he or she served as a director, and (2) the total number of meetings held by committees of our Board of Directors on which he or she served. With the exception of Dr. Fisher, who is required to attend our Annual Meeting (this year by virtual attendance), we do not currently have a policy with regard to attendance at annual meetings of stockholders by the remaining members of our Board of Directors. All members of our Board of Directors attended our 2022 Annual Meeting of Stockholders, other Mr. Gikakis who joined our Board of Directors in July 2023.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year ended March 31, 2023 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Charles J. Fisher, Jr.
Angela Rossetti(1)	X	X	X*
Chetan S. Shah, M.D.	X	X*	X
Edward G. Broenniman(2)	X*	X	X
Guy F. Cipriani
Nicolas Gikakis(3)			X
Total meetings in fiscal year ended March 31, 2023	4	3(4)	1(5)

______________________

*	Committee Chair

(1) Ms. Rossetti was appointed chair of the Nominating and Corporate Governance Committee on April 26, 2022.

(2) Mr. Broenniman served as chair of the Nominating and Corporate Governance Committee until April 26, 2022.

(3) Mr. Gikakis was appointed a member of the Board of Directors and the Nominating and Corporate Governance Committee effective as of July 3, 2023.

(4) In addition to the three meetings, the Compensation Committee took action one time by unanimous written consent in the fiscal year ended March 31, 2023.

(5) In addition to the one meeting, the Nominating and Corporate Governance Committee took action one time by unanimous written consent in the fiscal year ended March 31, 2023.

Below is a description of each committee of the Board of Directors.

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Audit Committee and Audit Committee Financial Expert

Our Board of Directors formed an Audit Committee in May 1999. Our Board of Directors has determined that Mr. Broenniman, due to his professional experience business acumen and independence, meets the definition of an “audit committee financial expert” as defined in Item 407(d)(5)(ii) under Regulation S-K, promulgated under the Exchange Act.

Each of the members of the Audit Committee has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements. Our Board of Directors has determined that each of the members of the Audit Committee meets the independence requirements applicable to audit committee members of Nasdaq Capital Market companies. The Audit Committee has the authority to appoint, review and discharge our independent registered public accounting firm. The Audit Committee reviews the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting principles and our system of internal controls, reports the results of their review to the full Board of Directors and to management and recommends to the full Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K.

The Audit Committee has adopted a charter, which can be found on our website under “Investors – Governance – Governance Documents.” The reference to or inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission, or SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

Audit Committee

Edward G. Broenniman, Chair

Angela Rossetti

Chetan S. Shah, M.D.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Compensation Committee

The Compensation Committee approves or makes recommendations to our Board of Directors on decisions concerning compensation of the executive management team and non-employee directors and administers our stock-based incentive compensation plans. The Chair establishes meeting agendas after consultation with other committee members. Our Chief Executive Officer and other members of management regularly discuss our compensation issues with Compensation Committee members. Subject to Compensation Committee review, modification and approval, our Chief Executive Officer typically makes recommendations respecting bonuses and equity incentive awards for the other members of the executive management team. The Compensation Committee establishes all bonus and equity incentive awards for all executive members of the management team. Our Board of Directors has determined that all members of the Compensation Committee meet the independence requirements applicable to Nasdaq Capital Market companies.

With respect to calendar year 2023, our Compensation Committee considered compensation information provided by Anderson Pay Advisors LLC, or Anderson, a compensation consultant, in determining executive compensation. Anderson provided competitive compensation data showing that our cash compensation generally was and made cash compensation recommendations designed to compensate our officers in line with the 50% range for similarly situated companies.

The Compensation Committee has adopted a charter, which can be found on our website at “Investors –Governance – Governance Documents.” The reference to or inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include:

•	overseeing our corporate governance functions on behalf of our Board of Directors;

•	making recommendations to our Board of Directors regarding corporate governance issues;

•	identifying and evaluating candidates to serve as directors of our Company consistent with criteria approved by our Board of Directors;

•	selecting director candidates or recommending such candidates to our Board of Directors for selection; and

•	reviewing and evaluating the performance of our Board of Directors.

Director Nominations

Criteria for Board of Directors Membership

The Nominating and Corporate Governance Committee is responsible for reviewing nominees for director and recommending to our Board of Directors those persons who the committee believes would beneficially impact our Company as directors. The Nominating and Corporate Governance Committee considers many factors when evaluating candidates for director, including depth and breadth of experience, business acumen, character, diversity, independent thinking, understanding of our business and the industry in which we operate and willingness to commit adequate time and attention to being a director. The Nominating and Corporate Governance Committee also considers the needs of our Company and our Board of Directors, in particular, in assessing candidates. The Nominating and Corporate Governance Committee seeks to ensure that a majority of our directors satisfy the criteria for being deemed independent under Nasdaq rules applicable to us, that members of our Audit Committee meet the financial literacy and sophistication requirements under applicable Nasdaq rules and that at least one of those members qualifies as an “audit committee financial expert” under SEC rules.

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The objective of the Nominating and Corporate Governance Committee is to maintain a board comprised of individuals of the highest personal character, integrity and ethical standards, reflecting a broad range of professional backgrounds, skills and experience relevant to our business. The biography shown above for each director nominee includes many of the factors that the Nominating and Corporate Governance Committee considered important in determining that the nominee should serve as a director of our Company. The Nominating and Corporate Governance Committee considers diversity as one of many factors in identifying board nominees. Such diversity includes personal characteristics such as race and gender, as well as diversity in background and skills that relate to our Board of Director’s performance of its responsibilities. The Nominating and Corporate Governance Committee does not assign criteria specific weight when reviewing candidates and may not apply the same criteria to all prospective nominees.

Identification and Evaluation of Nominees

The Nominating and Corporate Governance Committee believes we are well-served by our current directors. Unless special circumstances arise or the Nominating and Corporate Governance Committee makes a material change in the criteria for board membership, the Nominating and Corporate Governance Committee typically will nominate incumbent directors who continue to be qualified, and willing, to act as directors. If an incumbent director does not stand for re-election, or to fill a vacancy on our Board of Directors between annual stockholder meetings, the Nominating and Corporate Governance Committee will search for potential board candidates who meet the criteria for selection as a nominee and have specific desirable qualities or skills. Also, from time to time our Board of Directors may determine to increase its size and add directors with special skills and/or experience relevant and useful to us at our particular stage of development. Director candidates will be selected based on recommendations and feedback from members of our Board of Directors, our senior management and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references. At least one member of the Nominating and Corporate Governance Committee will interview candidates, and all members of our Board of Directors will meet with candidates deserving serious consideration. Then the Nominating and Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and will determine whether to recommend to our Board of Directors that a particular candidate be appointed to fill a current vacancy on our Board of Directors or be presented for the approval of the stockholders, as appropriate.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director using the same criteria discussed above and will determine, based on those criteria, whether or not to recommend those nominees to our Board of Directors. Any such nominations should be submitted to the Nominating and Corporate Governance Committee, Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121 and should include the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to the Exchange Act, and such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected;

•	the names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualification of the nominee, including the nominee’s specific experience, qualifications, attributes, or skills, addressing the relevance and benefit to our Company of such experience, qualifications, attributes, and/or skills at our particular stage of development.

Nominations should be submitted in the timeframe described under the question “When are stockholder proposals and director nominations due for next year’s annual meeting?” above.

The Nominating and Corporate Governance Committee has adopted a charter, which can be found on our website at “Investors – Governance – Governance Documents.” The reference to or inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

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Communication with our Board of Directors

Any stockholders wishing to communicate with our Board of Directors about any matter involving the business or operations of our Company should send the communication in writing to the Secretary, Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our Secretary will promptly deliver such communications directly to each member of our Board of Directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

There are no arrangements or understandings between any two or more of our directors or executive officers or between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Board Diversity

The Board Diversity Matrix below provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (As of July 15, 2023)(1)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	4	–	–
Two or More Races or Ethnicities	–	1	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	1

(1)	To see our Board Diversity Matrix as of July 15, 2022, please see our Proxy Statement filed with the SEC on July 27, 2022.

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EXECUTIVE AND DIRECTOR COMPENSATION

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2023 fiscal year executive compensation program for our named executive officers.

Our named executive officers (principal executive officer and up to our next two highest compensated executive officers other than the principal executive officer) for the fiscal year ended March 31, 2023 are:

•	Charles J. Fisher, Jr., M.D., our Chief Executive Officer;

•	Steven P. LaRosa, M.D., our Chief Medical Officer; and

•	Guy F. Cipriani, our Senior Vice President, Chief Business Officer.

Narrative Disclosure to Executive Summary

Generally, the three principal components of our executive compensation program for our named executive officers are base salary, executive cash bonus and long-term incentive equity compensation. We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee considered compensation information provided by Anderson in determining the compensation to recommend to the Board for its approval, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. We generally target providing total executive and director compensation at the 50% range for comparable companies.

Base Salary

Base salary provides financial stability and security to our named executive officers through a fixed amount of cash for performing job responsibilities. Each of our named executive officers’ 2023 and 2022 calendar year base salaries are listed in the table below, which reflects the Compensation Committees’ review of the data provided by Anderson and the Compensation Committee’s goal of setting salaries to be at the 50% range for comparable companies.

Name	2023 Base Salary	2022 Base Salary
Charles J. Fisher, Jr., M.D.	$460,000	$460,000(1)
Steven P. LaRosa, M.D.	$430,000	$430,000
Guy F. Cipriani	$370,000(2)	$340,000

(1)	Dr. Fisher’s annual base salary was increased from $430,000 to $460,000, effective as of January 1, 2022.
(2)	Mr. Cipriani’s annual base salary was increased from $340,000 to $370,000, effective as of January 1, 2023.

Executive Cash Bonuses and Annual Cash Incentives

With respect to the fiscal year ended March 31, 2023, the Company did not approve any cash bonuses or annual cash incentives for its named executive officers.

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Equity-Based Incentive Awards

Individual stock option grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity amongst executives and market data provided by Anderson. In the fiscal year ended March 31, 2023, the Company did not approve any equity-based incentive awards for its named executive officers.

The following table summarizes all compensation earned by our named executive officers for the fiscal years ended March 31, 2023 and 2022.

SUMMARY COMPENSATION TABLE FOR 2023 AND 2022 FISCAL YEARS

Named And Principal Position	Fiscal Year Ended March 31,	Salary ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Charles J. Fisher, Jr., M.D.	2023	460,000	–	–	–	460,000
Chief Executive Officer	2022	436,250	1,611,646	430,000	–	2,477,896
Steven P. LaRosa, M.D.	2023	430,000	–	–	–	430,000
Chief Medical Officer	2022	421,107	137,274	160,000	74,233(3)	792,614
Guy F. Cipriani	2023	347,500	–	–	–	347,500
Senior Vice President, Chief Business Officer	2022	340,000	137,274	136,000	159,606(4)	772,880

(1) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions, or ASC 718. Assumptions used in the calculation of these amounts are included in our consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2023. These amounts do not reflect the actual economic value that will be realized by our named executive officer upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2) Amounts shown represent performance bonuses earned in the fiscal year ended March 31, 2022, which were paid in cash in February 2022. With respect to Dr. Fisher, the amount shown consists of a (i) cash bonus in the amount of $215,000 earned in the fiscal year ended March 31, 2022 as a result of achieving certain milestones in his employment contract, which was paid in cash in June 2021, and (ii) performance bonus in the amount of $215,000 earned in the fiscal year ended March 31, 2022, which was paid in cash in February 2022.

(3) Consists of moving expenses paid on behalf of Dr. LaRosa, including a tax gross-up of $16,174, in connection with his relocation to our headquarters in San Diego, California per the terms of his employment agreement and as approved by the Board.

(4) Consists of moving expenses paid on behalf of Mr. Cipriani, including a tax gross-up of $45,602, in connection with his relocation to our headquarters in San Diego, California per the terms of his employment agreement and as approved by the Board.

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Employment Contracts

The Company appointed Charles J. Fisher, Jr., M.D., as the Chief Executive Officer of the Company effective as of October 30, 2020. Pursuant to his appointment, Dr. Fisher resigned from his role as Chairperson of the Board and the Board approved an employment agreement with Dr. Fisher, or the Fisher Employment Agreement, which provides for an initial annual base salary of $430,000. In February 2022, Dr. Fisher’s annual base salary was increased to $460,000. Dr. Fisher will also be eligible for an annual discretionary cash bonus to be approved by the Board, or the Compensation Committee of the Board, to be determined in the sole discretion of the Board, or the Compensation Committee, based upon the Company’s and Dr. Fisher’s achievement of objectives and milestones to be determined on an annual basis by the Board, or Compensation Committee.

Under the terms of the Fisher Employment Agreement, if Dr. Fisher is terminated by the Company without cause or resigns for good reason, he is entitled to receive (i) continued payment of his then current base salary for the first twelve (12) months after the date of termination, paid over the Company’s regular payroll schedule, (ii) a lump sum amount equal to Dr. Fisher’s target annual performance bonus for the year of termination, pro-rated based on the ratio that the number of days from the beginning of the calendar year in which such termination occurs through the date of termination bears to 365, based on actual achievement of Company goals for such bonus and such pro-rated year, as determined by the Board in its sole discretion, (iii) accelerated vesting of 50% of Dr. Fisher’s unvested equity awards as of the date of such termination date shall be deemed immediately vested and exercisable as of Dr. Fisher’s last day of employment, and (iv) reimbursement of COBRA healthcare premium costs for the same level of coverage he had during employment until the earlier of (a) up to twelve months, (b) the expiration of Dr. Fisher’s eligibility for the continuation coverage, or (c) until the date Dr. Fisher becomes eligible for substantially equivalent healthcare coverage through another source.

In addition, in the event of a strategic transaction, as defined in the Fisher Employment Agreement, completed within two years of Dr. Fisher’s commencement of employment with the Company, Dr. Fisher was eligible for a cash bonus equal to 50% of his then annual base salary and an additional equity grant such that Dr. Fisher’s equity interest in the Company is then equal to three percent. The option will be subject to standard four-year vesting, subject to full vesting if Dr. Fisher is terminated in connection with the strategic transaction. In order to earn the cash bonus, Dr. Fisher must either: (i) remain in continuous employment with the Company through the date of the strategic transaction, or (ii) have been terminated by the Company without cause within the sixty (60) day period immediately preceding the strategic transaction. The Compensation Committee determined that Dr. Fisher had earned this cash bonus and stock grant as of June 2021.

On January 4, 2021, we entered into an employment agreement with Dr. LaRosa that provides for an initial annual base salary of $400,000. Dr. LaRosa’s annual base salary was increased by the Compensation Committee to $430,000, effective May 1, 2021, when Dr. LaRosa assumed the additional duties of interim Chief Scientific Officer, which he held until February 2023. In addition, we paid Dr. LaRosa a one-time signing bonus of $100,000. Further, Dr. LaRosa was eligible to receive a grossed-up reimbursement of relocation expenses pursuant to the terms of his employment agreement. In addition, the agreement provides that Dr. LaRosa is eligible for an annual cash performance bonus for each year with a target amount of 40% of Dr. LaRosa’s then-current annual base salary. Whether Dr. LaRosa receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The agreement also provides that if Dr. LaRosa’s employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Dr. LaRosa will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination.

On January 1, 2021, we entered into an employment agreement with Mr. Cipriani that provides for an initial annual base salary of $340,000. Mr. Cipriani’s annual base salary was increased by the Board of Directors to $370,000, effective January 1, 2023. Further, Mr. Cipriani was eligible to receive a grossed-up reimbursement of relocation expenses pursuant to the terms of his employment agreement. In addition, the agreement provides that Mr. Cipriani is eligible for an annual cash performance bonus for each year with a target amount of 40% of Mr. Cipriani’s then-current annual base salary. Whether Mr. Cipriani receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of our Board of Directors (or the Compensation Committee thereof). The agreement also provides that if Mr. Cipriani’s employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Mr. Cipriani will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth certain information concerning equity awards granted to our named executive officers that remained outstanding as of March 31, 2023.

	OPTIONS AWARDS
	Grant	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underling Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Date	(#)		(#)	(#)	($)	Date
Charles J. Fisher, Jr., M.D.,	10/30/20	144,469	(1)	94,653	–	1.34	10/29/30
Chief Executive Officer	6/28/21	116,763	(2)	150,125	–	5.17	6/27/31
	2/10/22	52,162	(3)	140,438	–	1.41	2/9/32

Steven P. LaRosa, M.D.,	1/4/21	65,478	(4)	55,405	–	2.52	1/3/31
Chief Medical Officer	2/10/22	27,137	(5)	73,063		1.41	2/9/32

Guy F. Cipriani, MBA,	1/4/21	65,478	(6)	55,405	–	2.52	1/3/31
Senior Vice President, Chief Business Officer	2/10/22	27,137	(7)	73,063	–	1.41	2/9/32

(1) This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of October 30, 2020, then monthly over the following 36 months, subject to Dr. Fisher’s continued service with the Company.

(2) This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of June 28, 2021, then monthly over the following 36 months, subject to Dr. Fisher’s continued service with the Company.

(3) This option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of February 10, 2022, then monthly over the following 36 months, subject to Dr. Fisher’s continued service with the Company.

(4) This is option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of January 4, 2021, then monthly over the following 36 months, subject to Dr. LaRosa’s continued service with the Company.

(5) This is option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of February 10, 2022, then monthly over the following 36 months, subject to Dr. LaRosa’s continued service with the Company.

(6) This is option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of January 4, 2021, then monthly over the following 36 months, subject to Mr. Cipriani’s continued service with the Company.

(7) This is option is subject to vesting at a rate of 25% on the one year anniversary of the grant date of February 10, 2022, then monthly over the following 36 months, subject to Mr. Cipriani’s continued service with the Company.

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Director Compensation for 2023 Fiscal Year

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to our then non-employee directors for the fiscal year ended March 31, 2023.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Edward G. Broenniman (2)	97,500	50,000	147,500
Nicolas Gikakis (3)	–	–	–
Chetan S. Shah, M.D. (4)	67,500	50,000	117,500
Angela Rossetti (5)	63,000	75,000	138,000

(1) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in our consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2023. These amounts do not reflect the actual economic value that will be realized by our directors upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2) In the fiscal year ended March 31, 2023, Mr. Broenniman earned $30,000 in cash compensation for his services to us as non-executive Chairman and $67,500 related to his roles as a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and as the chair of our Audit Committee, for an aggregate amount of $97,500. Mr. Broenniman also received restricted stock units, or RSUs, valued at $50,000 for his ongoing service as a Board member pursuant to our Amended and Restated Non-Employee Director Compensation Policy, or Director Compensation Policy. As of March 31, 2023, Mr. Broenniman had outstanding options to purchase 1,431 shares of common stock.

(3) Mr. Gikakis became a member of our Board of Directors and Nominating and Corporate Governance Committee, effective as of July 3, 2023.

(4) In the fiscal year ended March 31, 2023, Dr. Shah earned $67,500 for his roles as a director, a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and as the chair of our Compensation Committee. Dr. Shah also received RSUs valued at $50,000 for his ongoing service as a Board member pursuant to our Director Compensation Policy. As of March 31, 2023, Dr. Shah had outstanding options to purchase 748 shares of common stock.

(5) In the fiscal year ended March 31, 2023, Ms. Rossetti earned $63,000 for her roles as a director, a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and as the chair of our Nominating and Corporate Governance Committee. Ms. Rossetti also received RSUs valued at $75,000 in connection with her appointment as a Board member pursuant to our Director Compensation Policy. As of March 31, 2023, Ms. Rossetti had no outstanding equity awards.

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Non-Employee Director Compensation Policy

We maintain a Director Compensation Policy, in which only non-employee directors may participate, pursuant to which such non-employee directors are entitled to receive cash and equity compensation for their service on the Board of Directors and its committees. Under the Director Compensation Policy in effect during the fiscal year ended March 31, 2023, a newly appointed or elected eligible director will receive an initial grant of RSUs with a grant date fair value of $75,000 or, at the discretion of our Board of Directors, options to acquire shares of common stock with a grant date fair value of $75,000, based on the average of the closing prices of the common stock for the five trading day period ending on the date of grant and will vest at a rate determined by the Board of Directors in its discretion, typically in equal quarterly installments over one year.

In addition, under the Director Compensation Policy, at the beginning of each fiscal year, each continuing director eligible to participate will receive a grant of RSUs with a grant date fair value of $50,000 or, at the discretion of our Board of Directors, options to acquire shares of common stock with a grant date fair value of $50,000, based on the average of the closing prices of the common stock for the five trading day period ending on the date of grant and will vest at a rate determined by the Board of Directors in its discretion, typically in equal quarterly installments over one year.

Under the Director Compensation Policy in effect during the fiscal year ended March 31, 2023, in lieu of per meeting fees, eligible directors will receive an annual board retainer fee of $40,000, as well as the following annual retainer fees: Audit Committee chair - $15,000, Compensation Committee chair - $15,000, Nominating and Corporate Governance Committee chair - $8,000, Audit Committee member - $7,500 (not applicable to the chair), Compensation Committee member - $7,500 (not applicable to the chair) and Nominating Committee member - $5,000 (not applicable to the chair). Additionally, the Chairperson of the Board of Directors will receive an additional annual board retainer fee of $30,000.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes all transactions since April 1, 2021, and all proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. In making such decisions our Audit Committee considers and approves or disapproves any related party transaction as defined under SEC Regulation Item 404, to the extent required by SEC regulations.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive and Director Compensation — Employment Contracts.”

Equity Awards Granted to Executive Officers and Directors

We have granted stock options and RSUs to our executive officers and directors. For information about our grants of stock option awards and RSUs to our named executive officers and our directors, refer to “Executive and Director Compensation — Outstanding Equity Awards at 2023 Fiscal Year-End”, “Executive and Director Compensation — Director Compensation for 2023 Fiscal Year” and “Executive and Director Compensation — Non-Employee Director Compensation Policy.”

Indemnification Agreements

We have entered into and intend to continue to enter into indemnification agreements with each of our directors and our officers. The indemnification agreements, our Articles of Incorporation, as amended, and our Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Policies and Procedures for Transactions with Related Persons

We maintain a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family or affiliate of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family or affiliate of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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SUMMARY EQUITY COMPENSATION PLAN DATA

EQUITY COMPENSATION PLANS

Equity Compensation Plans

Summary equity compensation plan data

The following table sets forth information, as of March 31, 2023, about our equity compensation plans in effect as of that date:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (2)	1,717,586	$2.21	1,667,479

Equity compensation plans not approved by security holders (3)	–	–	–

Totals	1,717, 5866	$2.21	1,667,479

(1) Net of equity instruments forfeited, exercised or expired.

(2) Excludes RSU grants to our officers and directors during the fiscal year ended March 31, 2023, since all of the shares underlying the RSUs had been issued during that fiscal year and there were no outstanding RSUs as of March 31, 2023.

(3) As of March 31, 2023, we did not have any equity compensation plans that were not approved by our stockholders.

Item 402(v) Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer, or NEO, pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” For additional information about our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive and Director Compensation” section above.

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Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive and Director Compensation” section above. Our Chief Executive Officer is our principal executive officer and is referred to as PEO in the headers in the following tables.

PAY VERSUS PERFORMANCE
Fiscal Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4) ($)	Net Income (Loss) (millions)(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$460,000	($62,027)	$388,750	$220,700	$18.84	($12.03)
2022	$2,477,896	$1,454,574	$782,747	$738,582	$71.92	($10.42)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Fisher (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” to Dr. Fisher and the average amount of “compensation actually paid” to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the compensation actually paid:

	PEO		Average of Non-PEO NEOs
	2023	2022	2023	2022
Summary Compensation Table Total	460,000	2,477,896	388,750	782,747
Deduct: Grant Date Fair Value of Equity Awards as reported in Summary Compensation Table (a)	—	1,611,646	—	137,274
Add: Fiscal Year-End Fair Value of Equity Awards Granted in the Fiscal Year	—	569,340	—	132,091
Add: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(378,862)	(72,328)	(128,266)	(37,057)
Add: Fair Value of Equity Awards Granted in the Fiscal Year that Vested in the Fiscal Year	—	—	—	—
Add: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(143,164)	91,311	(39,784)	(1,924)
Deduct: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—	—	—
Compensation Actually Paid (b)	(62,027)	1,454,574	220,700	738,582

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(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.
(b)	Amount of equity award adjustments may differ from amount reported in the table above due to rounding. The fair values of stock options vested during the fiscal year or outstanding as of fiscal year end were estimated using the Black-Scholes option pricing model with the following assumptions, which may be materially different from the assumptions used for estimating the grant-date fair value as reported in the “Option Awards” columns in the Summary Compensation Table:

	Year Ended March 31,
	2023	2022
Expected term (in years)	5.20 years	4.59 years
Expected volatility	138.9%	144.2%
Risk-free interest rate	2.20%	3.62%
Expected dividend rate	0.00%	0.00%

(1)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in each applicable year are Dr. LaRosa and Mr. Cipriani.

(2)	TSR is determined based on the value of an initial fixed investment of $100 on March 31, 2021. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(3)	Net loss attributable to Aethlon as reported in the Company’s consolidated financial statements for the applicable year.

Required Narrative Disclosure to Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

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Compensation Actually Paid and Net Income Loss

Because the Company is a pre-commercial stage company, we had no revenue during the periods presented, other than revenue associated with government contracts and grants. Consequently, we do not use net income (loss) as a performance measure in our executive compensation program. Moreover, as a pre-commercial stage company with limited revenue, we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented.

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Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL #1 – ELECTION OF DIRECTORS

A board of six directors is to be elected at the virtual Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

The six nominees selected by our Board of Directors are listed below, with the ages listed as of July 15, 2023. Each of the nominees must receive the vote of a majority of a quorum present at the Annual Meeting to be elected. Abstentions and broker non-votes on this proposal will have the same effect as “Against” votes.

The proxy holders intend to vote proxies equally for the nominees, unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card.

If at the time of the Annual Meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by our Board of Directors. All of the nominees are currently directors of our Company. All of the nominees have consented to serve if elected. Our Board of Directors has no reason to anticipate that any of the nominees will not be able to serve, if elected. We believe the current number of directors is appropriate given our stage of development. The proxies cannot be voted for more than six persons, the number of nominees presented for election.

Directors elected at the Annual Meeting will hold office for a term of one year and until their successors have been elected and qualified, or until any earlier resignation or removal. Listed below are the nominees for our Board of Directors. Please see “Information About Our Board of Directors and Executive Officers” for additional information concerning the individuals named below, which is based on information furnished to us by each individual noted.

Nominee	Age	Position
Edward G. Broenniman	87	Chairman and Director
Guy F. Cipriani	53	Senior Vice President, Chief Business Officer and Director
Charles J. Fisher, Jr., M.D.	77	Chief Executive Officer and Director
Nicolas Gikakis	57	Director
Angela Rossetti	70	Director
Chetan S. Shah, M.D.	54	Director

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOREGOING SLATE OF NOMINEES FOR OUR BOARD OF DIRECTORS.

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PROPOSAL #2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Baker Tilly US, LLP, or Baker Tilly, as our Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

The report of independent registered public accounting firm of Baker Tilly regarding the Company’s financial statements for the fiscal years ended March 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives of Baker Tilly are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Baker Tilly as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Baker Tilly to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Baker Tilly. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the interests of the Company and its stockholders.

The following table presents fees for professional services billed by Baker Tilly during the fiscal years ended March 31, 2023 and 2022:

	Fiscal Year 2023	Fiscal Year 2022
Audit Fees(1)	$181,980	$167,494
Tax Fees(2)	‒	15,900
Total Fees	$181,980	$183,394

(1) Audit fees include fees for professional services rendered in connection with the audit of our annual financial statements for fiscal years 2023 and 2022 and for reviews of our quarterly financial statements and those services normally provided in connection with statutory or regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

(2) Tax Fees include the aggregate fees billed during fiscal year 2022 for professional services for preparation of income tax returns.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

Our Audit Committee is responsible for pre-approving all audit, audit-related, tax and other permitted non-audit services to be performed for us by our independent auditor. The Audit Committee approved all of the services for which Baker Tilly billed us as set forth in the above table.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BAKER TILLY US, LLP AS DESCRIBED ABOVE.

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PROPOSAL #3 –APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-8 TO 1-FOR-12, WITH SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS AND WITH SUCH REVERSE STOCK SPLIT TO BE EFFECTED AT SUCH TIME AND DATE AS DETERMINED BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION (BUT IN NO EVENT LATER THAN OCTOBER 5, 2023)

Background

Our Board of Directors has unanimously approved a reverse stock split of all issued and outstanding shares of our common stock, at a ratio ranging from 1-for-8 to 1-for-12, inclusive, or the Reverse Stock Split, pursuant to Nevada Revised Statutes, or NRS, 78.2055.

Effecting the Reverse Stock Split would reduce the number of outstanding shares of our common stock. The determination to effect a Reverse Stock Split, including the ratio and the effective date and time of any such Reverse Stock Split, will be determined by our Board of Directors within a reasonable time following the Annual Meeting. Our Board of Directors has recommended that the proposed Reverse Stock Split be presented to, and approved by, our stockholders.

Pursuant to Proposal 3, our stockholders are being asked to approve a Reverse Stock Split of our common stock at a ratio in the range of 1-for-8 to 1-for-12, and to grant authorization to our Board of Directors to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio within the specified range.

Should we receive the required stockholder approval for Proposal 3, our Board of Directors will have the sole authority to determine, and without the need for any further action on the part of our stockholders, whether to effect the Reverse Stock Split and the number of whole shares of our common stock, between and including 8 and 12, that will be combined into one share of our common stock.

By approving Proposal 3, our stockholders will: (a) approve a Reverse Stock Split of our common stock pursuant to which any whole number of outstanding shares of common stock between and including 8 and 12 will be combined into one share of common stock; and (b) authorize our Board of Directors to determine, at its option, whether to effect and the specific timing and ratio of the Reverse Stock Split within the specified range.

In addition, under NRS 78.207, a corporation that desires to change the number of shares of a class of its authorized stock by increasing or decreasing the number of authorized shares of the class and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class held by each stockholder of record at the effective date and time of the change, may, except in certain limited circumstances, do so by a resolution adopted by the Board of Directors, without obtaining the approval of the stockholders. In the event that our stockholders do not approve this Proposal 3, our Board of Directors may take action to effect a reverse split of our common stock without stockholder approval pursuant to NRS 78.207 if required to comply with the Nasdaq minimum bid price requirement described more fully below and if the Board of Directors deems such a reverse stock split without stockholder approval to be in the interests of the Company.

In the event any reverse stock split of our common stock is implemented, whether the Reverse Stock Split (if approved by our stockholders pursuant to this Proposal 3 and implemented by our Board of Directors), or a reverse stock split effectuated by our Board of Directors without stockholder approval pursuant to NRS 78.207, any fractional shares of our common stock that would otherwise result from such reverse stock split, will be rounded up to the next whole share.

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Approval of Reverse Stock Split of our Common Stock (Proposal 3)

Our Board of Directors has approved and is recommending that our stockholders approve a Reverse Stock Split of our common stock at a ratio in the range of 1-for-8 to 1-for-12. We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within such range, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board of Directors’ then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board of Directors decides to implement a Reverse Stock Split, the Board of Directors will do so within a reasonable time following the Annual Meeting by resolution (but in no event later than October 5, 2023), which will include the specific timing and ratio of the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Reasons for Reverse Stock Split

To maintain our listing on The Nasdaq Capital Market. By potentially having the effect of increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Capital Market. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share.

On October 25, 2022, we received a notice, or Notice, from Nasdaq, that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Requirement. The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 days to regain compliance with the Minimum Bid Price Requirement by having the closing bid price of our common stock meet or exceed $1.00 per share for at least ten consecutive business days. We subsequently requested an extension of time to regain compliance with Nasdaq Listing Rule 5550(a)(2) and submitted to Nasdaq a plan to regain compliance. On April 25, 2023, Nasdaq informed us that the request for extension was granted. As a result of the extension, we have until October 23, 2023 to provide evidence that we have regained compliance with Nasdaq Listing Rule 5550(a)(2), by trading at or above $1.00 per share for ten consecutive trading dates prior to that date.

If we do not regain compliance with the Minimum Bid Price Requirement, our common stock will be subject to delisting. The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. The delisting of our common stock by Nasdaq could adversely affect the liquidity of our common stock, create increased volatility in our common stock, and result in a loss of current or future coverage by certain sell-side analysts and/or a diminution of institutional investor interest. Delisting could also cause a loss of confidence of our collaborators, vendors and employees, which could harm our business and future prospects. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on the OTC Bulletin Board, OTC-QB or another over-the-counter market, which alternatives are generally considered to be less efficient markets. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of our common stock. Moreover, if our common stock is delisted, it may come within the definition of “penny stock” under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. These requirements may reduce trading activity in the secondary market for our common stock and may impact the ability or willingness of broker-dealers to sell our securities which could limit the ability of stockholders to sell their securities in the public market and limit our ability to attract and retain qualified employees or raise additional capital in the future.

The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.

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The Board of Directors believes that maintaining the current number of authorized shares of our common stock, irrespective of the Reverse Stock Split, is necessary to provide us with the flexibility to act in the future with respect to raising additional financing, potential strategic collaborations and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of common stock may arise. Such a delay might deny us the flexibility that our Board of Directors views as important and in the interests of the Company and its stockholders.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

•	Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock, as their internal policies might discourage them from following or recommending companies with low stock prices.
•	Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•	Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, our Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•	our ability to maintain our listing on The Nasdaq Capital Market;
•	which Reverse Stock Split ratio would result in the least administrative cost to us;
•	prevailing general market and economic conditions; and
•	if our stockholders approve this Proposal 3, the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split, which will be available to provide flexibility to use our common stock for business and/or financial purposes.

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Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. We expect that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, it is possible that, if implemented, our common stock may not become more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholder equity requirement, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

If our stockholders approve this Proposal 3, the effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. If our stockholders approve this Proposal 3, the implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock available for issuance (as our authorized number of shares of common stock will remain at 60,000,000 shares), which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 3 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board of Directors could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board of Directors, give certain holders the right to acquire additional shares of our common stock at a low price. The Board of Directors also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this Proposal 3 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

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Effects of Reverse Stock Split

After the effective time of a Reverse Stock Split (if approved by the stockholders and implemented by our Board of Directors), each stockholder will own a reduced number of shares of common stock as compared to immediately prior to the effective time of the Reverse Stock Split. However, any Reverse Stock Split that is implemented by our Board of Directors would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except for adjustments that may result from the treatment of fractional shares as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than for adjustments that may result from the treatment of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the treatment of fractional shares as described below) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split.

The principal effects of a Reverse Stock Split that is implemented by our Board of Directors will be that:

•	depending on the Reverse Stock Split ratio selected by the Board of Directors, each eight to 12 shares of our common stock owned by a stockholder will be combined into one post-split share of our common stock;
•	no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise hold a fractional share of common stock after giving effect to the Reverse Stock Split will hold one whole post-split share as explained more fully below;
•	the total number of authorized shares of our common stock will remain at 60,000,000 shares, resulting in an effective increase in the authorized number of shares of our common stock available for issuance; provided that if this Proposal 3 does not receive stockholder approval and the Board of Directors effects a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, the total number of authorized shares of our common stock will be correspondingly and proportionately reduced by the Reverse Stock Split ratio selected by the Board of Directors;
•	based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, RSUs and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, RSUs and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•	the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

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The following table contains approximate information, based on share information as of June 30, 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Status	Number of Shares of Common Stock Authorized(1)	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	60,000,000	24,835,321	3,648,531	31,516,148
Post-Reverse Stock Split 1:8	60,000,000	3,104,416	456,067	56,439,517
Post-Reverse Stock Split 1:9	60,000,000	2,759,481	405,393	56,835,126
Post-Reverse Stock Split 1:10	60,000,000	2,483,533	364,854	57,151,613
Post-Reverse Stock Split 1:11	60,000,000	2,257,757	331,685	57,410,558
Post-Reverse Stock Split 1:12	60,000,000	2,069,611	304,045	57,626,344

____________

(1)	Note that if this Proposal 3 does not receive stockholder approval and the Board of Directors effects a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, the total number of authorized shares of our common stock will be corresponding and proportionately reduced by the Reverse Stock Split ratio selected by the Board of Directors.

After the effective time of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “AEMD” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Time

The proposed Reverse Stock Split would become effective as of the date and time determined by our Board of Directors and specified in the resolutions approving the actual Reverse Stock Split, which time we refer to in this Proposal 3 as the Effective Time. Effective as of the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 3. See “Share Issuance In Lieu of Fractional Shares” below regarding the treatment of any fractional shares.

Share Issuance In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any reverse stock split of our common stock, whether the Reverse Stock Split (if approved by our stockholders pursuant to this Proposal 3 and implemented by our Board of Directors), or a reverse stock split effectuated by our Board of Directors without stockholder approval pursuant to NRS 78.207. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, pursuant to NRS 78.205(2)(b), we will issue to such stockholder such additional fraction of a share as is necessary to increase such resulting fractional share to a full share of common stock. For example, if as a result of a reverse stock split a record stockholder would otherwise be entitled to hold 15.3 shares of our common stock after giving effect to the Reverse Stock Split, such stockholder would instead hold 16 shares of our common stock.

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Record and Beneficial Stockholders

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, or our Board of Directors otherwise elects to implement a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal 3 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split or our Board of Directors otherwise elects to implement a reverse split of our common stock without stockholder approval, as permitted under NRS 78.207, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Aethlon Medical or its exchange agent, as soon as practicable after the effective time of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS AND UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after any Reverse Stock Split. As a result, on the Effective Time, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of common stock would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively and prospectively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Dissenter’s or Appraisal Rights

Our stockholders are not entitled to dissenter’s or appraisal rights under the NRS with respect to the proposed Reverse Stock Split.

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Material Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that are generally expected to be applicable to U.S. Holders (as defined below) of our common stock who hold their common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). The summary is based on the Code, applicable Treasury Regulations promulgated thereunder, current administrative rulings and practices and judicial authorities as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to U.S. Holders in light of their particular circumstances or to U.S. Holders that may be subject to special rules, including without limitation banks, financial institutions or insurance companies; brokers, dealers or traders in securities, commodities or currencies; tax-exempt entities or organizations; regulated investment companies or real estate investment trusts, pension funds or retirement plans; certain former citizens or long-term residents of the United States; persons that received shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation for the performance of services; persons that hold shares of our common stock as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes; partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that hold shares of our common stock through such an entity; persons who hold our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code; persons who acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, or persons whose “functional currency” is not the U.S. dollar. Moreover, this summary does not address (i) the tax consequences of the Reverse Stock Split arising under any under any state, local or non-U.S. tax laws, or any U.S. federal tax laws other than U.S. federal income tax laws (such as estate, gift tax laws), (ii) the alternative minimum tax, the Medicare contribution tax on net investment income, or the special accounting rules under Section 451(b) of the Code, (iii) the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split, or (iv) the tax consequences to holders of options, warrants or similar rights to acquire our common stock. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (A) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (B) it has a valid election in effect to be treated as a United States person.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes that is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, and that, taken together with other relevant transactions, if any, will not have the effect of the receipt of money or other property by some stockholders and an increase in the proportionate interest of other stockholders in our assets or earnings and profits. Assuming that is the case, a U.S. Holder that receives a reduced number of shares of common stock will not recognize income, gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its shares of common stock held immediately prior to the Reverse Stock Split, and such stockholder’s holding period in the reduced number of shares will include the holding period in its shares held immediately prior to the Reverse Stock Split. The tax treatment of the increase of a fractional share of our common stock to a whole share is not certain. We intend to treat the issuance of such a whole share as a non-recognition event, but there can be no assurances that the Internal Revenue Service or a court would not successfully assert otherwise. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices. Stockholders should consult their own tax advisors regarding the tax consequences to them of the Reverse Stock Split.

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THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

Required Vote

The Reverse Stock Split would be effectuated pursuant to NRS 78.2055, which was amended by the Nevada Legislature effective May 30, 2023, pursuant to Assembly Bill No. 126. Pursuant to such amendment, the Reverse Stock Split will be approved, in accordance with our amended and restated bylaws, if more votes are cast in favor of this proposal than are cast against it. Abstentions and broker non-votes on this proposal will have no effect on the outcome.

As noted above, in the event that our stockholders do not approve this Proposal 3, our Board of Directors may take action in accordance with NRS 78.207 to effect a reverse split of our common stock without stockholder approval if required to comply with the Nasdaq minimum bid price requirement and if deemed to be in the interest of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF A REVERSE STOCK SPLIT AS SET FORTH IN PROPOSAL 3.

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OTHER MATTERS

Our Board of Directors does not know of any matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement. If any matters that are not specifically set forth in this Proxy Statement properly come before the Annual Meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

You may obtain copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, without charge by writing to the Secretary, Aethlon Medical, Inc., 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. You also can find our Annual Report on Form 10-K on our website at www.aethlonmedical.com.

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PROXY

AETHLON MEDICAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 15, 2023

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” all of the nominees for director named in Proposal 1 and “FOR” Proposals 2 and 3.

The stockholder(s) represented herein appoint Charles J. Fisher, Jr., M.D. and James B. Frakes, and each of them, proxies with the power of substitution to vote all shares of common stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of Aethlon Medical, Inc. (the “Company,” or “our”) to be held virtually at https://www.iproxydirect.com/aemd, on September 15, 2023, at 8:00 a.m. (Pacific Time), and in any adjournment or postponement thereof as specified in this proxy. To access the virtual meeting, you must have your control number and other information that is printed on the reverse side of this form.

Proposal 1		FOR	AGAINST	ABSTAIN
Election of directors:
	Edward G. Broenniman	☐	☐	☐
	Guy F. Cipriani	☐	☐	☐
	Charles J. Fisher, Jr., M.D.	☐	☐	☐
	Nicolas Gikakis	☐	☐	☐
	Angela Rossetti	☐	☐	☐
	Chetan S. Shah, M.D.	☐	☐	☐

Proposal 2		FOR	AGAINST	ABSTAIN
	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To approve a reverse stock split of our common stock at a ratio in the range of 1-for-8 to 1-for-12, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date as determined by our Board of Directors in its sole discretion.	☐	☐	☐

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PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT or postponement THEREOF.

COMPANY ID:	PROXY NUMBER:	ACCOUNT NUMBER:

Signature ______________________________________	Date______________________

Signature _______________________________________	Date______________________

Note: Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign.

If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer and affix corporate seal.

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